    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 14, 1998.
                                                      REGISTRATION NO. 333-46349
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 5

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                         HORIZON MEDICAL PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

                             ---------------------

            GEORGIA                           5047                          58-1882343
(State or other jurisdiction of   (Primary Standard Industrial           (I.R.S. Employer
incorporation or organization)     Classification Code Number)          Identification No.)

                                ONE HORIZON WAY
                                P.O. DRAWER 627
                           MANCHESTER, GEORGIA 31816
                                 (706) 846-3126
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                MARSHALL B. HUNT
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                ONE HORIZON WAY
                                P.O. DRAWER 627
                           MANCHESTER, GEORGIA 31816
                                 (706) 846-3126
      (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:

                   JEFFREY M. STEIN                                          LEONARD A. SILVERSTEIN
                   KING & SPALDING                                         LONG ALDRIDGE & NORMAN LLP
                 191 PEACHTREE STREET                                   303 PEACHTREE STREET, SUITE 5300
             ATLANTA, GEORGIA 30303-1763                                     ATLANTA, GEORGIA 30308
                PHONE: (404) 572-4600                                         PHONE: (404)527-4000
              FASCIMILE: (404) 572-5100                                    FACSIMILE: (404) 527-4198

                             ---------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             ---------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(C), MAY DETERMINE.
================================================================================

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of certain costs and expenses incurred in connection with the issuance and distribution of the securities being registered:

Securities and Exchange Commission registration fee.........  $   17,700
NASD filing fee.............................................       6,000
Nasdaq National Market listing fee..........................      84,875
Blue Sky fees and expenses (including counsel fees).........      12,500
Printing and engraving expenses.............................     243,175
Legal fees and expenses.....................................     360,000
Accounting fees and expenses................................     300,000
Registrar and Transfer Agent's fees and expenses............       7,750
Miscellaneous...............................................     218,000
                                                              ----------
          Total.............................................  $1,250,000
                                                              ==========

     All amounts except the Securities and Exchange Commission registration fee, the NASD filing fee and Nasdaq National Market listing fee are estimated. The Company intends to pay all expenses of registration with respect to shares being sold by the Selling Shareholders hereunder, with the exception of underwriting discounts and commissions.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Georgia Code permits a corporation to eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director, provided that no provisions shall eliminate or limit the liability of a director.

     The Company's Bylaws also provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Company), by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including reasonable attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company (and with respect to any criminal action or proceeding, if such person had no reasonable cause to believe such person's conduct was unlawful), to the maximum extent permitted by, and in the manner provided by, the Georgia Code. In addition, the Bylaws provide that the Company will advance to its directors or officers reasonable expenses of any such proceeding.

     Notwithstanding any provision of the Company's Articles and Bylaws to the contrary, the Georgia Code provides that the Company shall not indemnify a director or officer for any liability incurred in a proceeding in which the director or officer is adjudged liable to the Company or is subjected to injunctive relief in favor of the Company: (i) for any appropriation, in violation of his duties, of any business opportunity of the Company; (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for unlawful corporate distributions; or (iv) for any transaction from which the director or officer received an improper personal benefit.

     The Company has purchased insurance with respect to, among other things, any liabilities that may accrue under the statutory provisions referred to above.

     Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, the Underwriters have agreed to indemnify the directors, officers and controlling persons of the Company against certain civil liabilities that may be incurred in connection with the Offering, including certain liabilities under the Securities Act.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     On March 17, 1995, the Company issued to Cordova 933,451 shares of the Company's Class A Common Stock (the "Cordova Shares") for an aggregate $10.00, pursuant to the exercise by Cordova of a warrant (the "Cordova Warrant"). The Company granted the Cordova Warrant to Cordova in 1994 in connection with a $1.0 million loan made to the Company by Cordova. The Cordova Warrant and Cordova Shares were issued pursuant to the exemption from registration provided by
Section 4(2) of the Securities Act (the "Section 4(2) Exemption").

     On September 25, 1995, in connection with a $1.5 million loan to the Company from Sirrom, the Company issued to Sirrom a warrant (the "Sirrom Warrant") for the purchase of 876,705 shares of the Company's Class A Common Stock. On July 15, 1997, the Company redeemed the Sirrom Warrant in full. The Sirrom Warrant was issued pursuant to the Section 4(2) Exemption.

     On December 15, 1995, the Company issued 83,179 shares of Class A Common Stock to Roddy J.H. Clark, a former officer of the Company for an aggregate $15.00. The shares were issued to Mr. Clark pursuant to the exercise of Mr. Clark's rights under a Stock Warrant Agreement dated May 1, 1993 between the Company and Mr. Clark. The issuance to Mr. Clark was made under the Section 4(2) Exemption.

     On March 19, 1996 and in April 1998 Cordova exercised certain anti-dilution rights relating to the Cordova Warrant (and the shares issued pursuant thereto) to purchase 1,756 shares and 15,550 shares, respectively, of the Company's Class A Common Stock for $.001 per share, for an aggregate purchase price of $17.31. The issuances to Cordova were made pursuant to the Section 4(2) Exemption.

     Pursuant to the SAR Plan, from June 1995 through November 1997, the Company granted an aggregate 124,000 SARs to eligible employees and eligible sales representatives based on their achievement of certain performance targets. At April 9, 1998, 99,600 SARs were outstanding. Subject to consummation of the Offering, (i) all outstanding SARs will be cancelled, (ii) the options to purchase an aggregate 99,600 shares of Common Stock under the Stock Incentive Plan will be granted to holders of SARs who are still employed by the Company upon consummation of the Offering (i.e., the SAR Conversion Options) and (iii) cash compensation equal to one dollar will be paid for each SAR held by holders of SARs who are not employed by the Company upon consummation of the Offering. The SAR Conversion Options will be exercisable, in increments of 25% per year over four years, commencing on the first anniversary of the option grant date, at an exercise price per share equal to the initial public offering price. The foregoing issuances will be made in reliance on Rule 701 promulgated under the Securities Act (the "Rule 701 Exemption").

     The Company will grant under the Stock Incentive Plan, subject to consummation of the Offering, options to purchase an aggregate of (i) 40,000 shares of Common Stock to Outside Directors (i.e., the Outside Directors' Options) and (ii) 10,000 shares of Common Stock to J. Ronald Hager, an executive officer of the Company (i.e., the Executive's Options). The Company intends to rely on the Rule 701 Exemption for such issuances.

     On July 15, 1997 the Company issued to NationsCredit a warrant to purchase 765,000 shares of Common Stock in reliance on the Section 4(2) Exemption. Concurrently with the consummation of the Offering, the Company will issue to NationsCredit 765,000 shares of Common Stock upon exercise of warrants to purchase such stock for an aggregate $765. The issuance to NationsCredit will be made in reliance on the Section 4(2) Exemption.

     On March 20, 1998 the Company issued to Premier Purchasing Partners, L.P. a Warrant to purchase up to 500,000 shares of Common Stock, subject to certain vesting requirements, in reliance on the Section 4(2) Exemption.

     The Company will grant, subject to consummation of the Offering, options to purchase an aggregate of 15,000 shares of Common Stock to an outside advisor to the Company (i.e., the Advisor's Options). The Company intends to rely on the Rule 701 exemption for such issuance.

     All of the foregoing issuances were conducted without an underwriter or placement agent and give effect to an approximate 92.42-for-one stock split to be effected upon consummation of the Offering.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a)  Exhibits:


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 1.1       --  Form of Underwriting Agreement between the Company and
               Credit Suisse First Boston Corporation, BancAmerica
               Robertson Stephens and NationsBanc Montgomery Securities LLC
               as Representatives of the several underwriters*
 3.1       --  Amended and Restated Articles of Incorporation of the
               Company*
 3.2       --  Amended and Restated Bylaws of the Company*
 4.1       --  See Articles II, III, VII and IX of the Amended and Restated
               Articles of Incorporation filed as Exhibit 3.1 and Articles
               I, VII, VIII and IX of the Amended and Restated Bylaws filed as Exhibit 3.2*
 4.2       --  Specimen Common Stock Certificate*
 5.1       --  Opinion of King & Spalding (including consent)
10.1       --  Promissory Note dated September 28, 1995 made by Marshall B.
               Hunt to the order of the Company in the principal amount of
               $77,612.43, as amended by Amendment to Promissory Note dated
               September 28, 1996*
10.2       --  Promissory Note dated September 28, 1995 made by William E.
               Peterson, Jr. to the order of the Company in the principal amount of $77,612.43, as amended by Amendment to Promissory
               Note dated September 28, 1996*
10.3       --  Promissory Note dated September 28, 1995 made by Roy C.
               Mallady, Jr. to the order of the Company in the principal
               amount of $77,612.43*
10.4       --  Promissory Note dated October 12, 1995 made by Marshall B.
               Hunt to the order of the Company in the principal amount of
               $35,000.00, as amended by Amendment to Promissory Note dated
               October 12, 1995*
10.5       --  Promissory Note dated October 12, 1995 made by William E.
               Peterson, Jr. to the order of the Company in the principal amount of $35,000.00, as amended by Amendment to Promissory
               Note dated October 12, 1995*
10.6       --  Promissory Note dated October 12, 1995 made by Roy C.
               Mallady, Jr. to the order of the Company in the principal
               amount of $35,000.00, as amended by Amendment to Promissory
               Note dated October 12, 1995*
10.7       --  Amended and Restated Secured Promissory Note dated July 15,
               1997 in the original principal amount of $1.5 million made by the Company in favor of NationsCredit Commercial
               Corporation with Acknowledgment and Consent of Guarantor*
10.8       --  Credit Agreement dated as of July 15, 1997 among the
               Company, the Lenders referred to therein and NationsCredit
               Commercial Corporation, as Agent (together with the exhibits thereto)*
10.9       --  Lease Agreement dated as of July 1, 1996 between The
               Development Authority of the City of Manchester and the
               Company*
10.10      --  Lease Agreement dated as of August 29, 1997 between The
               Development Authority of the City of Manchester and the
               Company*
10.11      --  1998 Stock Incentive Plan*

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.12      --  Management Agreement dated as of January 1, 1995 between the
               Company and Cardiac Medical, Inc., together with
               Acknowledgment of Termination of Contract with CMI*
10.13      --  Loan Agreement dated as of September 25, 1995 between the
               Company and Sirrom Capital Corporation*


10.14      --  Stock Purchase Agreement dated June 20, 1997 among the
               Company, Pfizer, Inc., Arrow International, Inc. and
               Strato(R)/Infusaid(TM) Inc., as amended by Amendment to Purchase Agreement, dated June 20, 1997*


10.15      --  Asset Purchase and Stock Redemption Agreement dated as of
               July 15, 1997 among the Company, Arrow International, Inc.
               and Strato(R)/Infusaid(TM) Inc.*
10.16      --  Asset Purchase Agreement dated October 24, 1995 by and among the Company, Horizon Acquisition Corp. and NeoStar Medical
               Technologies, Inc.*
10.17      --  Secured Subordinated Note dated October 24, 1995 made by
               Horizon Acquisition Corp. to the order of NeoStar Medical
               Technologies, Inc. in the principal amount of $2,461,017, as amended by Amendment to Secured Subordinated Note dated July
               31, 1997*
10.18      --  Agreement dated July 31, 1997 by and among Horizon
               Acquisition Corp., the Company, NeoStar Holding, Inc.,
               Joseph D. Pike, Thomas F. Darden, II, Williams W. Wells and
               Lance J. Bronnenkant*
10.19      --  Amendment to Security Agreement dated July 31, 1997 by and among Horizon Acquisition Corp., NeoStar Holding, Inc.,
               Joseph D. Pike, Thomas F. Darden, II, William W. Wells and
               Lance J. Bronnenkant*
10.20      --  Letter Agreement dated January 8, 1998 between Arrow
               International, Inc. and the Company re: the Company's use of the Norwood facility*
10.21      --  Agreement dated January 13, 1995 between the Company and ACT
               Medical, Inc.*
10.22      --  Horizon Plastic Ports: Term Sheet, dated March 18, 1997*
10.23      --  Letter Agreement 2 dated January 17, 1997 to Supply
               Agreement between CarboMedics, Inc. and the Company, dated
               February 17, 1993, as amended, Development Agreement, dated
               February 17, 1993, by and between CarboMedics, Inc. and the Company, as amended, and Equity Agreement, dated as of February 17, 1993, by and between CarboMedics, Inc. and the Company, as amended, together with Letter Agreement dated
               February 17, 1993 between CarboMedics, Inc. and the Company and the aforesaid Supply, Development and Equity Agreements*
10.24      --  Agreement dated May 8, 1997 between the Company and Robert
               Cohen+*
10.25      --  Consulting and Services Agreement dated February 1, 1996 between the Company and Healthcare Alliance, Inc. as amended*


10.26      --  Second Amended License Agreement dated January 1, 1995 between Dr. Sakharam D. Mahurkar and NeoStar Medical(R)
               Technologies, Inc.+*


10.27      --  License Agreement dated July 1995 between Dr. Sakharam D.
               Mahurkar and Strato(R)/Infusaid(TM) Inc.+*
10.28      --  Additional License Agreement dated January 1, 1997 between
               Dr. Sakharam D. Mahurkar and the Company+*
10.29      --  Atlanta Office Purchase Agreement*
10.30      --  Employment Agreement dated as of April 3, 1998 between
               Marshall B. Hunt and the Company*
10.31      --  Employment Agreement dated as of April 3, 1998 between
               William E. Peterson, Jr. and the Company*
10.32      --  Premier Warrant*

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
10.33      --  Premier Group Purchasing Agreement+*
10.34      --  Security Agreement dated as of September 25, 1995 between
               Sirrom Capital Corporation and the Company*
10.35      --  Rights Agreement dated as of April 9, 1998 between the
               Company and Tapir Investments (Bahamas) Ltd.*
21.1       --  Subsidiaries of the Company*
23.1       --  Consent of King & Spalding (contained in Exhibit 5.1)*
23.2       --  Consent of Coopers & Lybrand L.L.P.*
24.        --  Power of Attorney*
27.1       --  Financial Data Schedule (for SEC filing purposes only)*


---------------

 * Previously filed.
 + Confidential treatment has been requested with respect to portions of this exhibit. Certain portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.

     (b) Financial Statement Schedules:

          The following financial statement schedule is furnished herewith:

             Valuation and Qualifying Accounts for the years ended December 31, 1995, 1996 and 1997.

          All other schedules for which provision is made in the applicable accounting regulation of the Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on April 14, 1998.

                                          HORIZON MEDICAL PRODUCTS, INC.

                                          By:     /s/ MARSHALL B. HUNT
                                            ------------------------------------
                                                      Marshall B. Hunt
                                            Chairman and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                      SIGNATURE                                      TITLE                    DATE
                      ---------                                      -----                    ----

                /s/ MARSHALL B. HUNT                     Chairman, Chief Executive       April 14, 1998
-----------------------------------------------------      Officer (Principal Executive
                  Marshall B. Hunt                         Officer) and Director

                          *                              Vice Chairman and Director      April 14, 1998
-----------------------------------------------------
                 Roy C. Mallady, Jr.

                          *                              President and Director          April 14, 1998
-----------------------------------------------------
              William E. Peterson, Jr.

                          *                              Vice President of Finance       April 14, 1998
-----------------------------------------------------      (Principal Financial and
                   Mark A. Jewett                          Principal Accounting
                                                           Officer)

              *By: /s/ MARSHALL B. HUNT
  ------------------------------------------------
                  Marshall B. Hunt
                  Attorney-in-Fact

                       REPORT OF INDEPENDENT ACCOUNTANTS

     In connection with our audits of the consolidated financial statements of Horizon Medical Products, Inc. as of December 31, 1996 and 1997, and for each of the three years in the period ended December 31, 1997, which consolidated financial statements are included in the Prospectus, we have also audited the financial statement schedule listed in Item 16(b) herein.

     In our opinion, this financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

                                          COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
January 29, 1998

                                                                     SCHEDULE II

                         HORIZON MEDICAL PRODUCTS, INC.

                       VALUATION AND QUALIFYING ACCOUNTS
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1996, AND 1997

                                     BEGINNING   CHARGED TO                                         ENDING
                                      BALANCE     EXPENSES    WRITE OFFS   DEDUCTIONS   OTHER(1)   BALANCE
                                     ---------   ----------   ----------   ----------   --------   --------
Year ended December 31, 1995:
  Allowance for returns and
     doubtful accounts.............   $ 7,426     $     --     $     --     $  6,264    $     --   $  1,182
  Inventory Reserve................        --           --           --           --          --         --
Year ended December 31, 1996:
  Allowance for returns and
     doubtful accounts.............   $ 1,162     $  5,835     $  7,806     $     --    $     --   $  6,997
  Inventory Reserve................        --           --           --           --          --         --
Year ended December 31, 1997:
  Allowance for returns and
     doubtful accounts.............   $ 6,997     $ 58,916     $     --     $210,098    $452,424   $308,239
  Inventory Reserve................        --      125,000      225,118           --     350,050    249,932

---------------

(1) Other consists of allowances and reserves acquired through acquisitions.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
 1.1       --  Form of Underwriting Agreement between the Company and
               Credit Suisse First Boston Corporation, BancAmerica
               Robertson Stephens and NationsBanc Montgomery Securities LLC
               as Representatives of the several underwriters*
 3.1       --  Amended and Restated Articles of Incorporation of the
               Company*
 3.2       --  Amended and Restated Bylaws of the Company*
 4.1       --  See Articles II, III, VII and IX of the Amended and Restated
               Articles of Incorporation filed as Exhibit 3.1 and Articles
               I, VII, VIII and IX of the Amended and Restated Bylaws filed as Exhibit 3.2*
 4.2       --  Specimen Common Stock Certificate*
 5.1       --  Opinion of King & Spalding (including consent)
10.1       --  Promissory Note dated September 28, 1995 made by Marshall B.
               Hunt to the order of the Company in the principal amount of
               $77,612.43, as amended by Amendment to Promissory Note dated
               September 28, 1996*
10.2       --  Promissory Note dated September 28, 1995 made by William E.
               Peterson, Jr. to the order of the Company in the principal amount of $77,612.43, as amended by Amendment to Promissory
               Note dated September 28, 1996*
10.3       --  Promissory Note dated September 28, 1995 made by Roy C.
               Mallady, Jr. to the order of the Company in the principal
               amount of $77,612.43*
10.4       --  Promissory Note dated October 12, 1995 made by Marshall B.
               Hunt to the order of the Company in the principal amount of
               $35,000.00, as amended by Amendment to Promissory Note dated
               October 12, 1995*
10.5       --  Promissory Note dated October 12, 1995 made by William E.
               Peterson, Jr. to the order of the Company in the principal amount of $35,000.00, as amended by Amendment to Promissory
               Note dated October 12, 1995*
10.6       --  Promissory Note dated October 12, 1995 made by Roy C.
               Mallady, Jr. to the order of the Company in the principal
               amount of $35,000.00, as amended by Amendment to Promissory
               Note dated October 12, 1995*
10.7       --  Amended and Restated Secured Promissory Note dated July 15,
               1997 in the original principal amount of $1.5 million made by the Company in favor of NationsCredit Commercial
               Corporation with Acknowledgment and Consent of Guarantor*
10.8       --  Credit Agreement dated as of July 15, 1997 among the
               Company, the Lenders referred to therein and NationsCredit
               Commercial Corporation, as Agent (together with the exhibits thereto)*
10.9       --  Lease Agreement dated as of July 1, 1996 between The
               Development Authority of the City of Manchester and the
               Company*
10.10      --  Lease Agreement dated as of August 29, 1997 between The
               Development Authority of the City of Manchester and the
               Company*
10.11      --  1998 Stock Incentive Plan*
10.12      --  Management Agreement dated as of January 1, 1995 between the
               Company and Cardiac Medical, Inc., together with
               Acknowledgment of Termination of Contract with CMI*
10.13      --  Loan Agreement dated as of September 25, 1995 between the
               Company and Sirrom Capital Corporation*


10.14      --  Stock Purchase Agreement dated June 20, 1997 among the
               Company, Pfizer, Inc., Arrow International, Inc. and
               Strato(R)/Infusaid(TM) Inc., as amended by Amendment to Purchase Agreement, dated June 20, 1997*

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------


10.15      --  Asset Purchase and Stock Redemption Agreement dated as of
               July 15, 1997 among the Company, Arrow International, Inc.
               and Strato(R)/Infusaid(TM) Inc.*
10.16      --  Asset Purchase Agreement dated October 24, 1995 by and among the Company, Horizon Acquisition Corp. and NeoStar Medical
               Technologies, Inc.*
10.17      --  Secured Subordinated Note dated October 24, 1995 made by
               Horizon Acquisition Corp. to the order of NeoStar Medical
               Technologies, Inc. in the principal amount of $2,461,017, as amended by Amendment to Secured Subordinated Note dated July
               31, 1997*
10.18      --  Agreement dated July 31, 1997 by and among Horizon
               Acquisition Corp., the Company, NeoStar Holding, Inc.,
               Joseph D. Pike, Thomas F. Darden, II, Williams W. Wells and
               Lance J. Bronnenkant*
10.19      --  Amendment to Security Agreement dated July 31, 1997 by and among Horizon Acquisition Corp., NeoStar Holding, Inc.,
               Joseph D. Pike, Thomas F. Darden, II, William W. Wells and
               Lance J. Bronnenkant*
10.20      --  Letter Agreement dated January 8, 1998 between Arrow
               International, Inc. and the Company re: the Company's use of the Norwood facility*
10.21      --  Agreement dated January 13, 1995 between the Company and ACT
               Medical, Inc.*
10.22      --  Horizon Plastic Ports: Term Sheet, dated March 18, 1997*
10.23      --  Letter Agreement 2 dated January 17, 1997 to Supply
               Agreement between CarboMedics, Inc. and the Company, dated
               February 17, 1993, as amended, Development Agreement, dated
               February 17, 1993, by and between CarboMedics, Inc. and the Company, as amended, and Equity Agreement, dated as of February 17, 1993, by and between CarboMedics, Inc. and the Company, as amended, together with Letter Agreement dated
               February 17, 1993 between CarboMedics, Inc. and the Company and the aforesaid Supply, Development and Equity Agreements*
10.24      --  Agreement dated May 8, 1997 between the Company and Robert
               Cohen+*
10.25      --  Consulting and Services Agreement dated February 1, 1996 between the Company and Healthcare Alliance, Inc. as amended*


10.26      --  Second Amended License Agreement dated January 1, 1995 between Dr. Sakharam D. Mahurkar and NeoStar Medical(R)
               Technologies, Inc.+*


10.27      --  License Agreement dated July 1995 between Dr. Sakharam D.
               Mahurkar and Strato(R)/Infusaid(TM) Inc.+*
10.28      --  Additional License Agreement dated January 1, 1997 between
               Dr. Sakharam D. Mahurkar and the Company+*
10.29      --  Atlanta Office Purchase Agreement*
10.30      --  Employment Agreement dated as of April 3, 1998 between
               Marshall B. Hunt and the Company*
10.31      --  Employment Agreement dated as of April 3, 1998 between
               William E. Peterson, Jr. and the Company*
10.32      --  Premier Warrant*
10.33      --  Premier Group Purchasing Agreement+*
10.34      --  Security Agreement dated as of September 25, 1995 between
               Sirrom Capital Corporation and the Company*
10.35      --  Rights Agreement dated as of April 9, 1998 between the
               Company and Tapir Investments (Bahamas) Ltd.*
21.1       --  Subsidiaries of the Company*
23.1       --  Consent of King & Spalding (contained in Exhibit 5.1)*
23.2       --  Consent of Coopers & Lybrand L.L.P.*
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

EXHIBIT
NUMBER                           DESCRIPTION OF EXHIBITS
-------                          -----------------------
24.        --  Power of Attorney*
27.1       --  Financial Data Schedule (for SEC filing purposes only)*

---------------

 * Previously filed.
 + Confidential treatment has been requested with respect to portions of this exhibit. Certain portions of this Exhibit have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.